Exhibit 23.2
ENGINEER’S CONSENT
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630 and 333-159796) on Form S-8, and the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2010 annual report on Form 10-K of Devon Energy Corporation.

LaRoche Petroleum Consultants, Ltd.
By:	/s/ William M. Kazmann
William M. Kazmann
Partner

February 16, 2011